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             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D. C.  20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  February 15, 1997


                       AMR CORPORATION
   (Exact name of registrant as specified in its charter)


    Delaware                    1-8400                   75-1825172
(State  of Incorporation) ( Commission  File  Number)   (IRS Employer
                                                      Identification No.)


     4333 Amon Carter Blvd. Fort  Worth, Texas           76155
     (Address of principal executive  offices)        (Zip Code)


                           (817) 963-1234
                   (Registrant's telephone number)







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Item 5.   Other Events

On February 15, 1997, at approximately 12:01 a.m. EST, the Allied Pilots Association ("APA" -- the union that represents pilots at American Airlines, Inc. ("American"), the principal subsidiary of AMR Corporation) initiated a strike against American. Immediately thereafter, however, President Clinton intervened and appointed a Presidential Emergency Board ("PEB"), pursuant to his authority under the Railway Labor Act. The effect of President Clinton's actions was to stop the strike and begin a process during which the PEB will review the positions advocated by American and the APA and propose a solution. The PEB's recommendation is expected by mid-March 1997. At this time it is unclear what resolution will be proposed by the PEB or whether it will be acceptable to both parties. If the PEB resolution is not accepted by both parties (or if the parties do not reach some other agreement), and unless the President and/or the Congress take additional action, either party will be permitted to resort to self-help remedies 30 days after the PEB makes its recommendation to the
President. The self-help remedies include, but are not limited to, a strike by the members of the APA. Any work stoppage by the APA members would have a material adverse impact on AMR Corporation.

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                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  March 3, 1997